   As filed with the Securities and Exchange Commission on _______ __, 199_.
                                           Registration Statement No. 333- _____

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                             ____________________

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                           PRENTISS PROPERTIES TRUST
            (Exact name of Registrant as specified in its Charter)

          Maryland                                      75-2261588
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)


                    3890 West Northwest Highway, Suite 400
                              Dallas, Texas 75220
                                (214) 654-0886
          (Address of principal executive office, including zip code)

                           PRENTISS PROPERTIES TRUST
                              SHARE PURCHASE PLAN

                           (Full title of the Plan)

                              Michael V. Prentiss
                    3890 West Northwest Highway, Suite 400
                              Dallas, Texas 75220
                                (214) 654-0886

           (Name, address, including zip code, and telephone number including area code, of agent for service)

                                With copies to:
                            Mark A. Murphy, Esquire
                               Hunton & Williams
                              951 E. Byrd Street
                           Richmond, Virginia  23219
                                (804) 788-8200

                             ____________________

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                          Proposed maximum    Proposed maximum
    Title of securities                   Amount to be     offering price        aggregate         Amount of
     to be registered                      registered         per share        offering price   registration fee
---------------------------------------------------------------------------------------------------------------------
Common shares of beneficial interest
 $.01 par value                           500,000 shares    $27.0000(*)         $13,500,000            $4,091
=====================================================================================================================

     (*) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $27.0000 per share, which was the average of the high and low prices of the Common Shares on the New York Stock Exchange on January 22, 1997.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     Not required to be filed with the Securities and Exchange Commission (the "Commission").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be filed with the Commission.



                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Prentiss Properties Trust (the "Company") with the Commission (file No. 1-14516) are incorporated herein by reference and made a part hereof: (i) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, (ii) the Company's Form 8-A, dated October 17, 1996, containing a description of the Company's Common Shares (the "Common Shares") and (iii) the Company's Prospectus dated October 17, 1996 filed pursuant to Rule 424(b) on October 18, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland as amended (the "Maryland REIT Law") permits a Maryland real estate investment trust to include in its

Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Amended and Restated Declaration of Trust of the Company (the "Declaration of Trust") contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnity its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.
-----------

4.1   Amended and Restated Declaration of Trust.

4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-11 (Registration No. 333-9863).

4.3   Prentiss Prospectus Trust Share Purchase Plan.

5 Opinion of Hunton & Williams as to the legality of the securities being registered.

24.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

24.2  Consent of Coopers & Lybrand L.L.P.

25    Power of Attorney (included on the signature page hereto)

ITEM 9.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 23rd day of January, 1997.

                                PRENTISS PROPERTIES TRUST,
                                a Maryland real estate investment trust
                                (Registrant)

                                By:  /s/ Thomas F. August
                                   -------------------------------------
                                     Thomas F. August
                                     President, Chief Operating Officer and
                                        Trustee


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 23, 1997. Each of the directors and/or officers of Prentiss Properties Trust whose signature appears below hereby appoints Thomas F. August and Gregory S. Imhoff, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Prentiss Properties Trust to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

           SIGNATURE                   TITLE
           ---------                   -----

 /s/ Michael V. Prentiss      Chairman of the Board and Chief Executive Officer
 -------------------------    (Principal Executive Officer)
   Michael V. Prentiss

 /s/ Thomas F. August         Chief Operating Officer, President and Trustee
 -------------------------
   Thomas F. August

 /s/ Mark R. Doran            Executive Vice President and Treasurer
 -------------------------    (Principal Financial Officer
   Mark R. Doran               and Principal Accounting Officer)


                              Director
 -------------------------
   Thomas J. Hynes

 /s/ Barry J.C. Parker        Director
 -------------------------
   Barry J.C. Parker

 /s/ Leonard M. Riggs, Jr.    Director
 -------------------------
   Leonard M. Riggs, Jr.

 /s/ Ronald G. Steinhart      Director
 -------------------------
   Ronald G. Steinhart

 /s/ Lawrence A. Wilson       Director
 -------------------------
   Lawrence A. Wilson

                                 EXHIBIT INDEX


                                                                Sequentially
Exhibit No.                     Description                      Number Page
-----------                     -----------                      -----------

4.1               Amended and Restated Declaration of Trust.


4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company's
                  Registration Statement on Form S-11
                  (Registration No. 333-9863).


4.3               Prentiss Properties Trust Share
                  Purchase Plan


5                 Opinion of Hunton & Williams as to the
                  legality of the securities being
                  registered.


24.1              Consent of Hunton & Williams (included
                  in the opinion filed as Exhibit 5 to
                  the Registration Statement).


23.2              Consent of Coopers & Lybrand L.L.P.


25                Power of Attorney (included on
                  signature page hereto).